UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2009

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2328 West Joppa Road
Lutherville, Maryland	21093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2009, pursuant to a formal enforcement action by the Federal Reserve Bank of Richmond (the “Reserve Bank”), Bay National Corporation entered into a written agreement with the Reserve Bank (the “Reserve Bank Agreement”).  Pursuant to the Reserve Bank Agreement, Bay National Corporation agreed to the following:

•
We will not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve.

•	We will not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the Reserve Bank’s prior written approval.

•
We (including our nonbank subsidiaries) will not make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

•	We (including our nonbank subsidiaries) will not, directly or indirectly, incur, increase or guarantee any debt without the Reserve Bank’s prior written approval.

•	We (including our nonbank subsidiaries) will not, directly or indirectly, purchase or redeem any shares of our stock without the Reserve Bank’s prior written approval.

•
In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, we will comply with certain notice provisions set forth in the Federal Deposit Insurance Act and Board of Governors’ Regulations.

•	We will comply with certain restrictions on indemnification and severance payments pursuant to the Federal Deposit Insurance Act and FDIC regulations.

•	We will provide quarterly progress reports to the Reserve Bank.

A copy of the Reserve Bank Agreement is filed as Exhibit 10.20 to this report.

Section 8 – Other Events

Item 8.01 Other Events.

As disclosed in our Form 8-K filed with the Securities and Exchange Commission on January 6, 2009, we had elected to defer the February 23, 2009 quarterly interest payment with respect to $8,248,000 of our fixed rate junior subordinated debt securities due 2036 (the “Debt Securities”) associated with our statutory trust subsidiary, Bay National Capital Trust I, formed for the purpose of issuing trust preferred securities (the “Trust”), as permitted under the terms of the indenture for the Debt Securities dated December 12, 2005 (the “Indenture”).  As a result of the Reserve Bank Agreement as well as the issuance of the Consent Order by the Office of the Comptroller of the Currency (the “OCC”) against the Bank as reported on our Form 8-K filed with the Securities and Exchange Commission on February 11, 2009, we may not pay dividends without the approval of the OCC, the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve as long as the Consent Order and Reserve Bank Agreement are in effect.  Therefore, we anticipate that we will elect to defer interest payments on the Debt Securities for as long as the Reserve Bank Agreement and Consent Order are in place.

Under the terms of the Indenture, we have the right to defer payments of interest on the Debt Securities for up to 20 consecutive quarterly periods, provided that no event of default (as defined in the Indenture) has occurred and is continuing at the time of the deferral.  Bay National Corporation is not in default with respect to the Indenture, and such deferrals of interest payments will not cause an event of default under the Indenture.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Written Agreement by and Between Bay National Corporation and the Federal Reserve Bank of Richmond dated April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY NATIONAL CORPORATION

Date: May 1, 2009	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President and Chief Executive Officer